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                                                                 EXHIBIT 10.4(b)

                                LICENSE AGREEMENT


     This License Agreement is made by and between Cinemark USA, Inc., a Texas corporation ("Licensor"), and Cinemark Partners II, Ltd. ("Licensee").

     WHEREAS, the Licensor is the proprietor of the "Cinemark" service mark, name and corresponding logos and insignias (hereinafter collectively referred to as the "Mark"); and

     WHEREAS, Licensee is a Texas limited partnership formed to acquire and hold for operating income and appreciation that parcel of land upon which a motion picture exhibition theatre shall be located at the southwest corner of Interstate Highway 635 and Webbs Chapel Road to be managed by Licensor as a motion picture exhibition theatre (the "Theatre Property") in Dallas, Texas; and

     WHEREAS, it is the desire and intention of the parties that the Licensee be permitted to use the Mark at the Theatre Property in Dallas, Texas (hereinafter referred to as the "Territory") in connection with the acquisition and ownership of the Theatre Property by Licensee.

     NOW, THEREFORE, in consideration of the above and other valuable consideration, the parties hereto hereby agree as follows:

     1. Grant of License. Licensor hereby grants to Licensee and Licensee hereby accepts from Licensor, in accordance with the following terms and conditions, the royalty free, non-exclusive, personal and nontransferable right and license to use the Mark in the Territory solely in connection with the acquisition and ownership of the Theatre Property by Licensee. Nothing contained herein shall prohibit or otherwise limit the ability of the Licensor to use or license the Mark within the Territory including any use or license which may compete directly with Licensee.

     2. Use of the Mark and Nature and Quality of Services.

     (a) Licensee shall use and display the Mark as prescribed by, and shall maintain the reasonable standards and specifications of the nature and quality of services which are established by, Licensor for the purpose of maintaining substantial consistency between the use of the Mark and the services offered thereunder by Licensee and others permitted to use the Mark.

     (b) Licensee shall permit duly authorized representatives of the Licensor to inspect on the premises of the Licensee at all reasonable times, the nature and quality of the services, as well as the mode and manner by which the Mark is being used and displayed, for the purpose of ascertaining or determining compliance with subparagraph 2(a) hereof.

     (c) Cancellation of Licensee's right to use the Mark shall be the only remedy for Licensee's noncompliance with the provisions, of subparagraphs 2(a) and 2(b), and then only after Licensee is given written notice of its noncompliance and at least ninety (90) days in which to cure such noncompliance and avoid cancellation.

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     3. Extent of License. The right granted in Paragraph 1 hereof shall not be transferable without the Licensor's prior written consent and Licensor shall not be obligated to transfer the Mark to any subsequent purchasers of the Theatre Property, provided, however, that the Licensee shall have the right to use the Mark in the Territory for the purpose of exercising the rights granted hereunder.

     4. Maintenance of Mark. The Licensor will use reasonable efforts to register and maintain, or cause to be registered and maintained, the Mark in the Territory.

     5. Indemnity. The Licensor assumes no liability to the Licensee or to third parties with respect to the acquisition and ownership of the Theatre Property by Licensee, and the Licensee hereby indemnifies and holds harmless the Licensor against all losses, damages and expenses, including attorneys fees, incurred as a result of or related to claims of third persons arising out of Licensee's activities.

     6. Effective Date and Term. The effective date of this License Agreement is September 1, 1994: This License Agreement shall continue in force and effect until such date that Licensor ceases for any reason to be the management agent of the Theatre Property for Licensee, unless sooner terminated as provided for herein.

     7. Termination. Subject to the provisions of Paragraph 2(c) hereof, should the Licensee breach its obligations under Paragraph 8 hereof, the Licensor may terminate this Agreement upon 30 days' written notice to the Licensee, provided that the Licensee has not corrected such default during the notice period.

     8. Ownership of Mark. The Licensee acknowledges the Licensor's exclusive right, title and interest in and to the Mark and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Mark, the Licensee shall not in any manner represent that it has any ownership in the Mark or registration thereof, and the Licensee acknowledges that use of the Mark shall not create in the Licensee's favor any right, title or interest in or to the Mark, but all use of the Mark by the Licensee shall inure to the benefit of the Licensor. Upon termination of this Agreement in any manner provided herein, the Licensee will cease and desist from all use of the Mark in any way, and the Licensee shall at no time adopt or use, without the Licensor's prior written consent, any mark which is likely to be similar to or confusing with the Mark.

     9. Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at the following addresses:

        If to Licensor:   Cinemark USA, Inc.
                          Suite 800, LB-9
                          7502 Greenville Avenue
                          Dallas, Texas 75231
                          Attention: Michael D. Cavalier


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        If to Licensee:   Cinemark Partners II, Ltd.
                          c/o Cinemark Partners I, Inc.
                          General Partner
                          Suite 800, LB-9
                          7502 Greenville Avenue
                          Dallas, Texas 75231
                          Attention: Lee Roy Mitchell

or at such other address as may be substituted by written notice given as herein provided.

     10. GOVERNING LAW. IT IS AGREED THAT THIS LICENSE AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, this Agreement has been executed as of this 1st day of September 1994.

                                       LICENSOR

                                       CINEMARK USA, INC.


                                       By: /s/ Alan W. Stock
                                           -------------------------------------
                                       Name: Alan W. Stock
                                             -----------------------------------
                                       Title: President
                                              ----------------------------------


                                       LICENSE

                                       CINEMARK PARTNERS II, LTD.


                                       By: CINEMARK PARTNERS I, INC.,
                                           General Partner


                                       By: /s/ Randy Hester
                                           -------------------------------------
                                       Name: Randy Hester
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------






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